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                                                          EXHIBIT 5
                              November 4, 1996


Access Anytime Bancorp, Inc.
PO Drawer 1569
801 Pile Street
Clovis, New Mexico


         Re: Registration Statement of Form S-2 - Rights Offering to
             Existing Shareholders

Ladies and Gentlemen:

     We have acted as counsel for Access Anytime Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of 732,198 shares of Common Stock, $.01 par value per share (the "Common Stock"), to be sold initially in a rights offering to existing shareholders pursuant to a Registration Statement on Form S-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

     We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a reasonable basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

    Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the consideration as determined by the Company's Board of Directors to be paid for the shares by the persons purchasing the Common Stock has been paid by such persons, and (iii) the shares of Common Stock have been sold pursuant to the offering as described in the Registration Statement, the Common Stock so sold will be duly authorized, legally issued, fully paid and nonassessable.



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     We hereby consent to the reference to this firm under the heading "Legal
Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,

                                              KELEHER & McLEOD, P.A.


                                              By /s/Charles L. Moore
                                              -------------------------
                                                 Charles L. Moore



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